EXHIBIT 107

Form SF-3

Calculation of Filing Fee Tables

FORM SF-3

(Form Type)

Carvana Receivables Depositor LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities	Class A-1 Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class A-2[a][b] Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class A-2[a][b] Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class A-2[a][b] Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class A-3 Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class A-4 Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class B Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class C Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class D Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class E Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Asset Backed Securities	Class N Asset Backed Notes, Series 20[ ]-[]	457(s)(1)	$(1)	100%	$(1)	[ ] (1)	$(1)
	Other	Grantor Trust Certificates(2)	457(t)(2)	(2)(3)	(2)(3)	(2)(3)	(2)(3)	(2)(3)
Fees Previously Paid	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
Carry Forward Securities
Carry Forward Securities	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
	Total Offering Amounts					(1)		(1)
	Total Fees Previously Paid							(3)
	Total Fee Offsets							(3)
	Net Fee Due							$0.00

(1)

An unspecified amount of Securities of each identified class is being registered as may from time to time be offered at unspecified prices. The Registrant is deferring payment of all of the registration fees for such additional Securities in accordance with Rule 456(c) and Rule 457(s) of the Securities Act.

(2)

Each grantor trust certificate (each, a “Grantor Trust Certificate”) will be issued by a grantor trust formed by the Registrant and held by the applicable issuing entity. No registration fee is required to be paid in connection with registration of each Grantor Trust Certificate in accordance with Rule 457(t) of the Securities Act.

(3)	Not applicable.